EX. 99.28(e)(1)(iii)

Amendment to Jackson Variable Series Trust
Second Amended and Restated Distribution Agreement

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Trust and JNLD (the “Parties”) entered into a Second Amended and Restated Distribution Agreement on July 1, 2017 (the “Agreement”), whereby the Trust appointed JNLD as distributor (the “Distributor”) of the shares of the Funds, as listed on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the following fund mergers and fund name changes for certain funds, as outlined below, effective August 13, 2018 (collectively, the “Fund Changes”):

Fund Mergers

1)  JNL Real Asset Fund to merge into the JNL/PIMCO Real Return Fund of JNL Series Trust; and
2)  JNL Interest Rate Opportunities Fund to merge into the JNL Conservative Allocation Fund.

Fund Name Changes

1)  JNL/PIMCO Credit Income Fund change to JNL/PIMCO Investment Grade Corporate Bond Fund;
2)  JNL Tactical ETF Moderate Fund change to JNL iShares Tactical Moderate Fund;
3)  JNL Tactical ETF Moderate Growth Fund change to JNL iShares Tactical Moderate Growth Fund; and
4)  JNL Tactical ETF Growth Fund change to JNL iShares Tactical Growth Fund.

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Parties have agreed to amend the Agreement, effective August 13, 2018, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective August 13, 2018.

Attest:		Jackson Variable Series Trust

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Christina Bortz	By:	/s/ Alison Reed
	Christina Bortz	Name:	Alison Reed
		Title:	EVP JNLD Operations

Schedule A
Dated August 13, 2018

Fund	Class	Maximum 12b-1 Fee[1]
JNL Conservative Allocation Fund	Class A Class I	0.30% None
JNL Institutional Alt 100 Fund	Class A Class I	0.30% None
JNL Moderate Allocation Fund	Class A Class I	0.30% None
JNL iShares Tactical Growth Fund	Class A Class I	0.30% None
JNL iShares Tactical Moderate Fund	Class A Class I	0.30% None
JNL iShares Tactical Moderate Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Global Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Growth Fund	Class A Class I	0.30% None
JNL/AQR Risk Parity Fund	Class A Class I	0.30% None
JNL/BlackRock Global Long Short Credit Fund	Class A Class I	0.30% None
JNL/DFA U.S. Small Cap Fund	Class A Class I	0.30% None
JNL/DoubleLine® Total Return Fund	Class A Class I	0.30% None
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	Class A Class I	0.30% None
JNL/Epoch Global Shareholder Yield Fund	Class A Class I	0.30% None
JNL/FAMCO Flex Core Covered Call Fund	Class A Class I	0.30% None
JNL/Lazard International Strategic Equity Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Currency Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	Class A Class I	0.30% None
JNL/Nicholas Convertible Arbitrage Fund	Class A Class I	0.30% None
JNL/PIMCO Investment Grade Corporate Bond Fund	Class A Class I	0.30% None
JNL/PPM America Long Short Credit Fund	Class A Class I	0.30% None
JNL/T. Rowe Price Capital Appreciation Fund	Class A Class I	0.30% None
JNL/The Boston Company Equity Income Fund	Class A Class I	0.30% None
JNL/The London Company Focused U.S. Equity Fund	Class A Class I	0.30% None

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Fund	Class	Maximum 12b-1 Fee[1]
JNL/VanEck International Gold Fund	Class A Class I	0.30% None
JNL/WCM Focused International Equity Fund	Class A Class I	0.30% None

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1 As a percentage of the average daily net assets attributable to the specified class of shares.

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